Exhibit 99.1
Media Contacts:
Michael D. Porcelain, Senior Vice President and Chief Financial Officer
Jerome Kapelus, Senior Vice President, Strategy and Business Development
(631) 962-7000
Info@comtechtel.com

COMTECH TELECOMMUNICATIONS CORP. ANNOUNCES
RESULTS FOR FISCAL 2010 FOURTH QUARTER AND FULL YEAR AND
PROVIDES INITIAL FISCAL 2011 GUIDANCE

Melville, New York – September 23, 2010 – Comtech Telecommunications Corp. (NASDAQ: CMTL) today reported its operating results for the fourth quarter and fiscal year ended July 31, 2010.

Net sales for the fourth quarter of fiscal 2010 were $257.0 million compared to $122.0 million for the fourth quarter of fiscal 2009. This increase in net sales is attributable to significantly higher net sales in the Company’s  mobile data communications segment and slightly higher sales in the Company’s telecommunications transmission segment. Sales in the Company’s RF microwave amplifiers segment were lower in the fourth quarter of fiscal 2010 as compared to the fourth quarter of fiscal 2009.

Net sales for the twelve months ended July 31, 2010 were $778.2 million compared to $586.4 million for the twelve months ended July 31, 2009. The period-over-period increase in net sales is attributable to significantly higher net sales in the Company’s mobile data communications segment that were offset, in part, by a decrease in sales in both the Company’s telecommunications transmission and RF microwave amplifiers segments.

Excluding an after-tax non-cash goodwill impairment charge of $10.2 million, or $0.30 per diluted share, the Company’s fourth quarter and fiscal 2010 diluted earnings per share would have been $0.73 and $2.21, respectively. As more fully described in the Company’s Form 10-K filed earlier today, this goodwill impairment charge related solely to its mobile data communications segment and was the result of the U.S. Army’s decision, in July 2010, to award the Blue-Force Tracking-2 Program to another vendor.

GAAP net income was $13.5 million, or $0.43 per diluted share, for the fourth quarter of fiscal 2010 compared to $6.2 million, or $0.21 per diluted share, for the fourth quarter of fiscal 2009.  GAAP net income was $60.6 million, or $1.91 per diluted share, for the twelve months ended July 31, 2010 compared to $47.5 million, or $1.73 per diluted share, for the twelve months ended July 31, 2009.

The Company also announced initial revenue and earnings guidance for its July 31, 2011 year. The Company projects that revenues for fiscal 2011 will approximate $620.0 million to $630.0 million and that diluted earnings per share will approximate $1.90 to $2.00. This guidance does not include any impact of the Company’s separate announcement today, that it has initiated a $100.0 million stock repurchase program and a quarterly dividend with a targeted amount of $1.00 per share per year.

In commenting on the Company's performance and business outlook, Fred Kornberg, President and Chief Executive Officer, stated, “Our fourth quarter and fiscal 2010 results were strong and benefited significantly from the timing of shipments of multiple large orders from the U.S. Army. Although our fiscal 2011 guidance reflects lower sales relating to these orders, all of our other product lines are expected to show year-over-year growth.”

Mr. Kornberg added, “We believe that business conditions are slowly improving and are excited about our long-term business prospects.”

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Selected Fiscal 2010 Fourth Quarter Financial Metrics and Other Items

•
Backlog as of July 31, 2010 was $338.1 million compared to $549.8 million as of July 31, 2009. Bookings for the three and twelve months ended July 31, 2010 were $184.0 million and $567.5 million, respectively, compared to $80.8 million and $883.8 million for the three and twelve months ended July 31, 2009, respectively.

•
Earnings before interest, income taxes, depreciation and amortization, including amortization of intangibles, stock-based compensation, acquired in-process research and development and impairment of goodwill (“Adjusted EBITDA”) was $46.8 million and $145.0 million for the three and twelve months ended July 31, 2010, respectively, versus $18.8 million and $114.3 million for the three and twelve months ended July 31, 2009, respectively.

•
At July 31, 2010, the Company had $607.6 million of cash and cash equivalents. Net cash provided by operating activities was $124.5 million for the twelve months ended July 31, 2010 compared to $88.5 million for the twelve months ended July 31, 2009.

•
Included in the Company’s aforementioned 2011 diluted earnings per share guidance of $1.90 to $2.00 is the receipt of a net pre-tax termination fee of $12.5 million related to the Company’s September 7, 2010 announcement that it and CPI International, Inc. terminated an Agreement and Plan of Merger, dated May 8, 2010. Such amount will be recorded as operating income during the Company’s first quarter of fiscal 2011.

•
Operating income for the twelve months ended July 31, 2009 reflects a $6.2 million charge for acquired in-process research and development projects associated with the Company’s acquisition of Radyne Corporation on August 1, 2008.

Conference Call
The Company has scheduled an investor conference call for 8:30 AM (ET) on Friday, September 24, 2010. Investors and the public are invited to access a live webcast of the conference call from the investor relations section of the Comtech web site at www.comtechtel.com. Alternatively, investors can access the conference call by dialing (800) 862-9098 (domestic) or (785) 424-1051 (international) and using the conference I.D. of “Comtech.” A replay of the conference call will be available for seven days by dialing (402) 220-1110. In addition, an updated investor presentation, including earnings guidance, will be available on our web site shortly after the conference call.

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About Comtech
Comtech Telecommunications Corp. designs, develops, produces and markets innovative products, systems and services for advanced communications solutions. The Company believes many of its solutions play a vital role in providing or enhancing communication capabilities when terrestrial communications infrastructure is unavailable, inefficient or too expensive. The Company conducts business through three complementary segments: telecommunications transmission, mobile data communications and RF microwave amplifiers. The Company sells products to a diverse customer base in the global commercial and government communications markets. The Company believes it is a market leader in the market segments that it serves.

Cautionary Statement Regarding Forward-Looking Statements
Certain information in this press release contains forward-looking statements, including but not limited to, information relating to the Company’s future performance and financial condition, plans and objectives of the Company’s management and the Company’s assumptions regarding such future performance, financial condition, and plans and objectives that involve certain significant known and unknown risks and uncertainties and other factors not under the Company’s control which may cause its actual results, future performance and financial condition, and achievement of plans and objectives of the Company’s management to be materially different from the results, performance or other expectations implied by these forward-looking statements. These factors include the nature and timing of receipt of, and the Company’s performance on, new or existing orders that can cause significant fluctuations in net sales and operating results; the timing and funding of government contracts; adjustments to gross profits on long-term contracts; risks associated with international sales, rapid technological change, evolving industry standards, frequent new product announcements and enhancements, changing customer demands, changes in prevailing economic and political conditions; risks associated with the Company’s legal proceedings and other matters; risks associated with the Company’s MTS and BFT contracts; risks associated with the Company’s obligations under its revolving credit facility; and other factors described in the Company’s filings with the Securities and Exchange Commission (“SEC”).

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COMTECH TELECOMMUNICATIONS CORP.
AND SUBSIDIARIES
Condensed Consolidated Statements of Operations

	(Unaudited)		(Audited)
	Three months ended July 31,		Twelve months ended July 31,
	2010	2009	2010	2009

Net sales	$256,954,000	122,026,000	778,205,000	586,372,000
Cost of sales	174,422,000	75,087,000	507,607,000	345,472,000
Gross profit	82,532,000	46,939,000	270,598,000	240,900,000

Expenses:
Selling, general and administrative	29,627,000	22,162,000	99,883,000	100,171,000
Research and development	12,054,000	11,953,000	46,192,000	50,010,000
Amortization of acquired in-process research and development	-	-	-	6,200,000
Amortization of intangibles	2,011,000	2,198,000	7,294,000	7,592,000
Impairment of goodwill	13,249,000	-	13,249,000	-
	56,941,000	36,313,000	166,618,000	163,973,000

Operating income	25,591,000	10,626,000	103,980,000	76,927,000

Other expenses (income):
Interest expense	1,975,000	1,749,000	7,888,000	6,396,000
Interest income and other	(482,000)	(431,000)	(1,210,000)	(2,738,000)

Income before provision for income taxes	24,098,000	9,308,000	97,302,000	73,269,000
Provision for income taxes	10,629,000	3,130,000	36,672,000	25,744,000

Net income	$13,469,000	6,178,000	60,630,000	47,525,000

Net income per share:
Basic	$0.48	0.22	2.14	1.81
Diluted	$0.43	0.21	1.91	1.73

Weighted average number of common shares outstanding – basic	28,316,000	28,160,000	28,270,000	26,321,000

Weighted average number of common and common equivalent shares outstanding – diluted	34,071,000	33,549,000	34,074,000	29,793,000

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COMTECH TELECOMMUNICATIONS CORP.
AND SUBSIDIARIES
Condensed Consolidated Balance Sheets

	July 31, 2010	July 31, 2009
Assets	(Audited)	(Audited)
Current assets:
Cash and cash equivalents	$607,594,000	485,450,000
Accounts receivable, net	135,840,000	79,477,000
Inventories, net	73,562,000	95,597,000
Prepaid expenses and other current assets	8,876,000	13,398,000
Deferred tax asset	14,947,000	15,129,000
Total current assets	840,819,000	689,051,000

Property, plant and equipment, net	33,727,000	38,486,000
Goodwill	137,354,000	149,253,000
Intangibles with finite lives, net	48,091,000	55,272,000
Deferred financing costs, net	4,675,000	6,053,000
Other assets, net	1,896,000	556,000
Total assets	$1,066,562,000	938,671,000

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$77,844,000	19,233,000
Accrued expenses and other current liabilities	53,398,000	51,741,000
Customer advances and deposits	12,780,000	19,571,000
Interest payable	1,531,000	1,418,000
Income taxes payable	8,666,000	563,000
Total current liabilities	154,219,000	92,526,000

Convertible senior notes	200,000,000	200,000,000
Other liabilities	2,518,000	2,283,000
Income taxes payable	5,220,000	4,267,000
Deferred tax liability	2,973,000	10,466,000
Total liabilities	364,930,000	309,542,000

Commitments and contingencies

Stockholders’ equity:
Preferred stock, par value $.10 per share; shares authorized and unissued 2,000,000	-	-
Common stock, par value $.10 per share; authorized 100,000,000 shares, issued 28,542,535 shares and 28,390,855 shares at July 31, 2010 and July 31, 2009, respectively	2,854,000	2,839,000
Additional paid-in capital	347,514,000	335,656,000
Retained earnings	351,449,000	290,819,000
	701,817,000	629,314,000
Less:
Treasury stock (210,937 shares)	(185,000)	(185,000)
Total stockholders’ equity	701,632,000	629,129,000
Total liabilities and stockholders’ equity	$1,066,562,000	938,671,000

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COMTECH TELECOMMUNICATIONS CORP.
AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures
(Unaudited)

	Three Months Ended July 31,		Twelve Months Ended July 31,
	2010	2009	2010	2009
Reconciliation of GAAP Net Income to Adjusted EBITDA(1):
GAAP net income	$13,469,000	6,178,000	60,630,000	47,525,000
Income taxes	10,629,000	3,130,000	36,672,000	25,744,000
Net interest expense (income) and other	1,493,000	1,318,000	6,678,000	3,658,000
Amortization of acquired in-process research and development	-	-	-	6,200,000
Amortization of stock-based compensation	2,958,000	2,527,000	8,716,000	9,576,000
Depreciation and other amortization	5,004,000	5,685,000	19,067,000	21,615,000
Impairment of goodwill	13,249,000	-	13,249,000	-
Adjusted EBITDA	$46,802,000	18,838,000	145,012,000	114,318,000

	Three Months Ended	Twelve Months Ended
	July 31, 2010	July 31, 2010
Reconciliation of Non-GAAP Diluted Earnings Per Share to GAAP Diluted Earnings Per Share(2):
Non-GAAP diluted earnings per share	$0.73	2.21
Impairment of goodwill, net of tax	(0.30)	(0.30)
GAAP diluted earnings per share	$0.43	1.91

(1)
Represents earnings before interest, income taxes, depreciation and amortization of intangibles, stock-based compensation, acquired in-process research and development and impairment of goodwill. Adjusted EBITDA is a non-GAAP operating metric used by management in assessing the Company’s operating results. The Company’s definition of Adjusted EBITDA may differ from the definition of EBITDA used by other companies and may not be comparable to similarly titled measures used by other companies.  Adjusted EBITDA is also a measure frequently requested by the Company’s investors and analysts. The Company believes that investors and analysts may use Adjusted EBITDA, along with other information contained in its SEC filings, in assessing its ability to generate cash flow and service debt.

(2)
Non-GAAP diluted earnings per share was used by management in assessing the Company’s operating results for the three and twelve months ended July 31, 2010. The Company believes that investors and analysts may use this non-GAAP measure that excludes only the goodwill impairment charge, net of tax, along with other information contained in its SEC filings, in assessing the Company’s operating results for the three and twelve months ended July 31, 2010. The non-GAAP EPS for the three and twelve months ended July 31, 2010 is not comparable to any GAAP EPS amount for fiscal 2009.

ECMTL
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